EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference into this Registration Statement on Form S-1 of references to our name and to our letter dated February 12, 2020 relating to our audit of California Resources Corporation’s 2019 oil and gas proved reserves.

NETHERLAND, SEWELL & ASSOCIATES, INC.

/s/ Danny D. Simmons
By: ____________________________________
Danny D. Simmons
President and Chief Operating Officer

Houston, Texas
November 30, 2020